Exhibit 10.137
                                                                   Tiffany & Co.
                                       Report on Form 8-K Dated February 2, 2009



 Summary of Arrangements for the Payment of Premiums on Life Insurance Policies
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                          Owned by Executive Officers
                          ---------------------------

Tiffany and Company, Registrant's New York subsidiary corporation, and the employer of Registrant's executive officers ("Tiffany"), maintains the following program to provide life insurance benefits to the executive officers.

1. Each of the executive officers owns (or has arranged for a family trust to own) a whole life insurance policy (each a "Policy" and collectively the "Policies"). Each Policy insures the life of the officer.

2. Each Policy has a cash value, which is also owned by the officer or such a trust.

3. Tiffany pays the premium on each Policy and includes the premium cost in each officer's taxable income.

4. The Policies have been written to provide flexibility to the policy holder with respect to changes in the death benefit and year-to-year premium payment requirements.

5. Subject to item 10 below, the follow assumptions and goals are used by Tiffany in calculating and making premium payments under each Policy:

          o That during employment the death benefit for each officer will be equal to three times the sum of his or her salary and target bonus.
          o    That the officer  will  continue to be employed at Tiffany  until age 65.
          o That on retirement at age 65 the death benefit will be reduced to two times ending compensation (salary plus target bonus).
          o That the officer will receive a 6% per year increase in compensation. Such an assumption is necessary in order to estimate ending compensation (see above).
          o    That the  cash  value  in the  Policy  will  continue  to  accrue interest at policy funding rates determined by the insurer.
          o    That the death benefit cost  associated  with each Policy will be charged to the cash value and current premiums at "term" insurance rates as the officer ages.
          o That, using the foregoing assumptions, the cash value of the Policy will be large enough so that, at age 65:
                    o The post-retirement death benefit may be maintained effective to age 95 without payment of further premiums; and
                    o At age 95, the Policy will "endow" (the cash value will be equal to the post-retirement death benefit).
          o The foregoing assumptions and goals assume that the officer does not reduce the cash value of his or her Policy prior to retirement.

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6. In calendar  years prior to 2009,  Tiffany paid a "gross-up"  amount into the officer's tax withholding account so that the officer effectively received the premium payments for the Policy on an income-tax-free basis.

7. Starting with calendar year 2009 Tiffany will no longer make a gross-up payment and the officer will be responsible to pay the tax on premiums paid on his or her Policy.

8. The assumptions and goals stated in item 5 above will continue to be applied to each Policy unless otherwise determined by Tiffany.

9. No formal or plan or contract exists obligating Tiffany to continue to pay premiums on any Policy.

10. The executive officers have been advised that they have no contractual right to a continuation of this benefit and that Tiffany may discontinue payment of Policy premiums or change the funding assumptions and goals at any time.

11. The executive officers have been advised that the assumptions and goal referred to in item 5 above are not representations or warranties with respect to the amount of the cash value in any Policy at any time, including on retirement.

12. The executive officers retain all rights in respect of their individual Policies, including the right to borrow against the cash value of the Policy or to surrender the Policy.



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